UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

May 8, 2012

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) E.R. Campbell, a director of Capital One Financial Corporation (the “Company”) since November 16, 2005, was not eligible to stand for re-election as a director at the Company’s annual meeting of stockholders because of the age restriction in the Company’s bylaws and accordingly retired from the Board of Directors (the “Board”) as of the annual meeting.

(d) On May 8, 2012, the Board appointed C.P.A.J. Leenaars as a director for a term expiring at the 2013 annual meeting of stockholders. Mr. Leenaars has not been appointed to serve as a member of any committees of the Board.

On June 16, 2011, the Company entered into a Purchase and Sale Agreement to acquire substantially all of the ING Direct business in the United States from ING Groep N.V., ING Bank N.V., ING Direct N.V. and ING Direct Bancorp in exchange for cash and stock consideration. At the closing of the acquisition, the Company and ING Groep entered into a Shareholders Agreement (the “Shareholders Agreement”) that gave ING Groep the right to designate one nominee to serve on the Board, and Mr. Leenaars is the nominee under the Shareholders Agreement. Pursuant to the Shareholders Agreement, Mr. Leenaars must promptly submit his resignation upon the earlier of (i) February 17, 2013 (the one-year anniversary of closing) or (ii) ING Groep’s sale of more than 33% of its shares of the Company’s common stock acquired in the transaction to third parties.

The Board approved a compensation package of $250,000 for Mr. Leenaars’ service on the Board. The compensation package is substantially similar to the standard compensatory package that other non-employee directors receive except that Mr. Leenaars’ compensation package will be comprised entirely of cash.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company’s 2012 Annual Meeting of Stockholders was held on May 8, 2012. On March 13, 2012, the record date for the meeting, 555,629,222 shares of the Company’s common stock were issued and outstanding, of which 482,688,327 were present at the meeting for purposes of establishing a quorum.

(b) Stockholders voted on the following matters:

(1) Stockholders elected Mr. Richard D. Fairbank, Mr. Peter E. Raskind and Mr. Bradford H. Warner to the Board of Directors for terms expiring at the 2013 annual meeting of stockholders;

(2) Stockholders ratified the selection of the firm Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for 2012;

(3) Stockholders approved, on an advisory basis, the Company’s 2011 named executive officer compensation; and

(4) Stockholders approved the Company’s Amended and Restated Associate Stock Purchase Plan.

Set forth below are the number of votes cast for or against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Item	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of Directors:
Richard D. Fairbank	425,838,986	17,666,745	193,737	38,988,859
Peter E. Raskind	437,072,351	4,703,399	1,923,718	38,988,859
Bradford H. Warner	433,299,729	8,475,582	1,924,157	38,988,859
Ratification of the Selection of Ernst & Young LLP as Independent Auditors of the Company for 2012	478,441,648	4,143,166	103,513	—
Advisory Approval of the Company’s 2011 Named Executive Officer Compensation	379,281,332	61,736,411	2,681,725	38,988,859
Approval of the Amended and Restated Associate Stock Purchase Plan	440,603,009	2,761,207	335,252	38,988,859

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 8, 2012	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

3